Exhibit 23.1



 INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. on Form S-3 of our report dated August 24, 2000, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2000, which is part of this Registration Statement.

 /s/  DELOITTE & TOUCHE LLP

 St. Louis, Missouri

 July 27, 2001